Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

SmartStop Self Storage REIT, Inc.

Ladera Ranch, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 23, 2022, relating to the consolidated financial statements and financial statement schedule of SmartStop Self Storage REIT, Inc. (the “Company”), appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ BDO USA, LLP

Costa Mesa, California

June 15, 2022